Exhibit 99.1

For investors	For media
+1 858-836-5000	+1 619-510-1281
investorrelations@resmed.com	news@resmed.com

ResMed Inc. Announces Results for the Second Quarter of Fiscal Year 2025

–	Year-over-year revenue grows 10%, operating profit up 52%, non-GAAP operating profit up 19%

–	Operating cash flow of $309 million

Note: A webcast of ResMed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, January 30, 2025 – ResMed Inc. (NYSE: RMD, ASX: RMD) today announced results for its quarter ended December 31, 2024.

Second Quarter 2025 Highlights

All comparisons are to the prior year period

•	Revenue increased by 10% to $1.3 billion; up 10% on a constant currency basis

•	Gross margin improved 300 bps to 58.6%; non-GAAP gross margin improved 230 bps to 59.2%

•	Income from operations increased 52%; non-GAAP income from operations up 19%

•	Operating cash flow of $309 million

•	Diluted earnings per share of $2.34; non-GAAP diluted earnings per share of $2.43

“Our second quarter fiscal year 2025 top-line growth, margin expansion, and double-digit EPS growth were the result of increased demand for our sleep health and breathing health products and digital health solutions that people love, as well as our laser-focus on operational excellence,” said ResMed’s Chairman and CEO, Mick Farrell. “We delivered 10% year-over-year revenue growth, 230 bps improvement in gross margin, and $309 million of operating cash flow. These results are a continuation of the incredible commitment from our team to create a clear market-leading value proposition in connected digital health. Our ecosystem is unmatched and ResMed is well-positioned to capitalize on the once-in-a-generation opportunities we have with the recent introduction and adoption of consumer wearables that track sleep health, as well as use of GLP-1 therapies. We believe these developments will drive increased patient flow as we continue to educate people on the benefits of healthy sleep and breathing, with care delivered right in their own home.”

RMD Second Quarter 2025 Earnings Press Release – January 30, 2025	Page 2 of 10

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	December 31, 2024	December 31, 2023	% Change	Constant Currency (A)
Revenue	$1,282.1	$1,162.8	10%	10%
Gross margin	58.6%	55.6%	5
Non-GAAP gross margin (B)	59.2%	56.9%	4
Selling, general, and administrative expenses	241.6	222.2	9	9
Research and development expenses	81.4	73.9	10	10
Income from operations	417.2	275.1	52
Non-GAAP income from operations (B)	435.9	365.5	19
Net income	344.6	208.8	65
Non-GAAP net income (B)	358.3	277.3	29
Diluted earnings per share	$2.34	$1.42	65
Non-GAAP diluted earnings per share (B)	$2.43	$1.88	29

	Six Months Ended
	December 31, 2024	December 31, 2023	% Change	Constant Currency (A)
Revenue	$2,506.6	$2,265.1	11%	11%
Gross margin	58.6%	55.1%	6
Non-GAAP gross margin (B)	59.2%	56.4%	5
Selling, general, and administrative expenses	480.6	445.0	8	8
Research and development expenses	160.9	149.6	8	7
Income from operations	804.6	564.1	43
Non-GAAP income from operations (B)	842.3	684.3	23
Net income	656.0	428.2	53
Non-GAAP net income (B)	683.7	518.5	32
Diluted earnings per share	$4.45	$2.90	53
Non-GAAP diluted earnings per share (B)	$4.63	$3.51	32

(A)

In order to provide a framework for assessing how our underlying businesses performed, excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency” basis, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

Discussion of Second Quarter Results

All comparisons are to the prior year period unless otherwise noted

•	Revenue grew by 10 percent on a constant currency basis, driven by increased demand for our sleep devices and masks portfolio, as well as solid growth across our Residential Care Software business.

•	Revenue in the U.S., Canada, and Latin America, excluding Residential Care Software, grew by 12 percent.

•	Revenue in Europe, Asia, and other markets, excluding Residential Care Software, grew by 8 percent on a constant currency basis.

RMD Second Quarter 2025 Earnings Press Release – January 30, 2025	Page 3 of 10

•	Residential Care Software revenue increased by 8 percent on a constant currency basis, reflecting continued organic growth in our Residential Care Software portfolio.

•

Gross margin increased by 300 basis points mainly due to manufacturing and logistics efficiencies and component cost improvements. Non-GAAP gross margin increased by 230 basis points due to the same factors.

•

Selling, general, and administrative expenses increased by 9 percent on a constant currency basis. The increase in SG&A expenses was mainly due to increases in employee-related expenses. SG&A expenses improved to 18.8 percent of revenue in the quarter, compared with 19.1 percent in the same period of the prior year.

•	Income from operations increased by 52 percent as the prior year included $64.2 million of restructuring related charges. Non-GAAP income from operations increased by 19 percent.

•

Net income for the quarter was $345 million and diluted earnings per share was $2.34. Non-GAAP net income increased by 29 percent to $358 million, and non-GAAP diluted earnings per share increased by 29 percent to $2.43, predominantly attributable to strong sales growth and gross margin improvement.

•	Operating cash flow for the quarter was $309 million, compared to net income in the current quarter of $345 million and non-GAAP net income of $358 million.

•	During the quarter, we paid $78 million in dividends to shareholders and repurchased 307,000 shares for consideration of $75 million as part of our ongoing capital management.

Other Business and Operational Highlights

•

Announced the launch of the Kontor Head Strap, a premium accessory for Apple Vision Pro, that delivers a superb balance of softness and support for extended wear-time. The Kontor Head Strap is crafted with a blend of ResMed-exclusive ultra-premium materials designed to be gentle on the skin and allow for further customization of Apple Vision Pro with the option to utilize six included modular counterweights. The Kontor Head Strap enables extended wear-time benefits for Vision Pro users. ResMed’s products are engineered to deliver exceptional comfort and performance, enhancing users’ experiences across healthcare and technology.

•

Reaffirmed our commitment to expanding our Singapore operations in partnership with the Singapore Economic Development Board (EDB). We will make new investments in Singapore by 2029, strengthening our global manufacturing network and positioning our Singapore presence as a key innovation hub across the Asia-Pacific.

•

Named to Forbes’ first-ever Most Trusted Companies in America list based on employee trust, customer trust, investor trust and media sentiment. Named for the fifth consecutive year to Wall Street Journal’s Management Top 250 ranking based on customer satisfaction, employee engagement and development, innovation, social responsibility, and financial strength.

RMD Second Quarter 2025 Earnings Press Release – January 30, 2025	Page 4 of 10

Dividend program

The ResMed board of directors today declared a quarterly cash dividend of $0.53 per share. The dividend will have a record date of February 13, 2025, payable on March 20, 2025. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of CHESS Depositary Interests (“CDIs”) trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be February 12, 2025, for common stockholders and for CDI holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from February 12, 2025, through February 13, 2025, inclusive.

Webcast details

ResMed will discuss its second quarter fiscal year 2025 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on ResMed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q2 2025 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on the website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately three hours after the webcast by dialing +1 877-660-6853 (U.S.) or +1 201-612-7415 (outside U.S.) and entering the passcode 13750689. The telephone replay will be available until February 13, 2025.

About ResMed

At ResMed (NYSE: RMD, ASX: RMD) we pioneer innovative solutions that treat and keep people out of the hospital, empowering them to live healthier, higher-quality lives. Our digital health technologies and cloud-connected medical devices transform care for people with sleep apnea, COPD, and other chronic diseases. Our comprehensive out-of-hospital software platforms support the professionals and caregivers who help people stay healthy in the home or care setting of their choice. By enabling better care, we improve quality of life, reduce the impact of chronic disease, and lower costs for consumers and healthcare systems in more than 140 countries. To learn more, visit ResMed.com and follow @ResMed.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding ResMed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, our supply chain, domestic and international regulatory developments, litigation, tax outlook, and the expected impact of macroeconomic conditions of our business – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in ResMed’s periodic reports on file with the U.S. Securities & Exchange Commission. ResMed does not undertake to update its forward-looking statements.

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RMD Second Quarter 2025 Earnings Press Release – January 30, 2025	Page 5 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended		Six Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net revenue	$1,282,089	$1,162,801	$2,506,598	$2,265,122
Cost of sales	523,180	501,259	1,022,800	986,702
Amortization of acquired intangibles (1)	7,634	8,257	15,304	17,164
Masks with magnets field safety notification expenses (1)	—	6,351	—	6,351
Astral field safety notification expenses (1)	—	—	—	7,911

Total cost of sales	$530,814	$515,867	$1,038,104	$1,018,128

Gross profit	$751,275	$646,934	$1,468,494	$1,246,994
Selling, general, and administrative	241,613	222,155	480,592	445,029
Research and development	81,372	73,880	160,897	149,590
Amortization of acquired intangibles (1)	11,047	11,577	22,451	24,056
Restructuring expenses (1)	—	64,228	—	64,228

Total operating expenses	$334,032	$371,840	$663,940	$682,903

Income from operations	$417,243	$275,094	$804,554	$564,091
Other income (expenses), net:
Interest (expense) income, net	$(775)	$(13,805)	$(2,436)	$(28,762)
Gain (loss) attributable to equity method investments	1,077	739	2,040	(3,156)
Gain (loss) on equity investments (1)	(1,439)	(1,888)	(2,119)	(2,491)
Other, net	2,216	(686)	(219)	1,963

Total other income (expenses), net	1,079	(15,640)	(2,734)	(32,446)

Income before income taxes	$418,322	$259,454	$801,820	$531,645
Income taxes	73,700	50,654	145,843	103,423

Net income	$344,622	$208,800	$655,977	$428,222

Basic earnings per share	$2.35	$1.42	$4.47	$2.91
Diluted earnings per share	$2.34	$1.42	$4.45	$2.90
Non-GAAP diluted earnings per share (1)	$2.43	$1.88	$4.63	$3.51
Basic shares outstanding	146,810	147,132	146,835	147,104
Diluted shares outstanding	147,481	147,545	147,520	147,572

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD Second Quarter 2025 Earnings Press Release – January 30, 2025	Page 6 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	December 31, 2024	June 30, 2024
Assets
Current assets:
Cash and cash equivalents	$521,944	$238,361
Accounts receivable, net	859,937	837,275
Inventories	882,103	822,250
Prepayments and other current assets	572,193	459,833

Total current assets	$2,836,177	$2,357,719
Non-current assets:
Property, plant, and equipment, net	$520,162	$548,025
Operating lease right-of-use assets	151,012	151,121
Goodwill and other intangibles, net	3,243,356	3,327,959
Deferred income taxes and other non-current assets	390,627	487,570

Total non-current assets	$4,305,157	$4,514,675

Total assets	$7,141,334	$6,872,394

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$220,313	$237,728
Accrued expenses	352,541	377,678
Operating lease liabilities, current	27,812	25,278
Deferred revenue	156,508	152,554
Income taxes payable	84,880	107,517
Short-term debt	9,906	9,900

Total current liabilities	$851,960	$910,655
Non-current liabilities:
Deferred revenue	$146,512	$137,343
Deferred income taxes	77,004	79,339
Operating lease liabilities, non-current	139,159	141,444
Other long-term liabilities	10,831	42,257
Long-term debt	662,859	697,313

Total non-current liabilities	$1,036,365	$1,097,696

Total liabilities	$1,888,325	$2,008,351

Stockholders’ equity
Common stock	$760	$588
Additional paid-in capital	1,957,359	1,896,604
Retained earnings	5,492,038	4,991,647
Treasury stock	(1,898,258)	(1,773,267)
Accumulated other comprehensive income	(298,890)	(251,529)

Total stockholders’ equity	$5,253,009	$4,864,043

Total liabilities and stockholders’ equity	$7,141,334	$6,872,394

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RMD Second Quarter 2025 Earnings Press Release – January 30, 2025	Page 7 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Three Months Ended		Six Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Cash flows from operating activities:
Net income	$344,622	$208,800	$655,977	$428,222
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	46,439	44,784	91,169	89,718
Amortization of right-of-use assets	9,463	8,586	18,443	17,094
Stock-based compensation costs	22,634	19,840	42,790	38,350
(Gain) loss attributable to equity method investments, net of dividends received	(1,077)	(739)	(2,040)	3,156
(Gain) loss on equity investments	1,439	1,888	2,119	2,491
Non-cash restructuring expenses	—	33,239	—	33,239
Changes in operating assets and liabilities:
Accounts receivable, net	(67,853)	(26,802)	(31,436)	(20,269)
Inventories, net	(7,641)	50,184	(77,895)	77,095
Prepaid expenses, net deferred income taxes and other current assets	(43,623)	(32,575)	(43,746)	(74,590)
Accounts payable, accrued expenses, income taxes payable and other	4,219	(34,373)	(21,220)	(35,391)

Net cash provided by (used in) operating activities	$308,622	$272,832	$634,161	$559,115
Cash flows from investing activities:
Purchases of property, plant, and equipment	(20,644)	(23,353)	(38,484)	(53,388)
Patent registration and acquisition costs	(2,825)	(1,205)	(4,592)	(12,036)
Business acquisitions, net of cash acquired	(670)	(7,504)	(670)	(110,688)
Purchases of investments	(1,000)	(3,625)	(2,350)	(7,305)
Proceeds from exits of investments	250	—	4,378	250
Proceeds (payments) on maturity of foreign currency contracts	(11,803)	(5,456)	7,172	(6,956)

Net cash provided by (used in) investing activities	$(36,692)	$(41,143)	$(34,546)	$(190,123)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	26,877	19,524	35,260	20,507
Purchases of treasury stock	(74,986)	(50,007)	(124,991)	(50,007)
Taxes paid related to net share settlement of equity awards	(16,734)	(7,797)	(17,123)	(8,022)
Payments of business combination contingent consideration	—	—	(855)	(1,293)
Proceeds from borrowings, net of borrowing costs	—	—	—	105,000
Repayment of borrowings	(5,000)	(130,000)	(35,000)	(315,000)
Dividends paid	(77,695)	(70,678)	(155,586)	(141,275)

Net cash provided by (used in) financing activities	$(147,538)	$(238,958)	$(298,295)	$(390,090)

Effect of exchange rate changes on cash	$(28,809)	$8,416	$(17,737)	$3,454

Net increase (decrease) in cash and cash equivalents	95,583	1,147	283,583	(17,644)
Cash and cash equivalents at beginning of period	426,361	209,100	238,361	227,891

Cash and cash equivalents at end of period	$521,944	$210,247	$521,944	$210,247

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RMD Second Quarter 2025 Earnings Press Release – January 30, 2025	Page 8 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP gross profit” and “non-GAAP gross margin” exclude amortization expense from acquired intangibles and restructuring expense related to cost of sales and are reconciled below:

	Three Months Ended		Six Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenue	$1,282,089	$1,162,801	$2,506,598	$2,265,122
GAAP cost of sales	$530,814	$515,867	$1,038,104	$1,018,128
Less: Amortization of acquired intangibles (A)	(7,634)	(8,257)	(15,304)	(17,164)
Less: Masks with magnets field safety notification expenses (A)	—	(6,351)	—	(6,351)
Less: Astral field safety notification expenses (A)	—	—	—	(7,911)

Non-GAAP cost of sales	$523,180	$501,259	$1,022,800	$986,702
GAAP gross profit	$751,275	$646,934	$1,468,494	$1,246,994
GAAP gross margin	58.6%	55.6%	58.6%	55.1%
Non-GAAP gross profit	$758,909	$661,542	$1,483,798	$1,278,420
Non-GAAP gross margin	59.2%	56.9%	59.2%	56.4%

The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended		Six Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
GAAP income from operations	$417,243	$275,094	$804,554	$564,091
Amortization of acquired intangibles—cost of sales (A)	7,634	8,257	15,304	17,164
Amortization of acquired intangibles—operating expenses (A)	11,047	11,577	22,451	24,056
Restructuring (A)	—	64,228	—	64,228
Masks with magnets field safety notification expenses (A)	—	6,351	—	6,351
Astral field safety notification expenses (A)	—	—	—	7,911
Acquisition-related expenses (A)	—	—	—	483

Non-GAAP income from operations	$435,924	$365,507	$842,309	$684,284

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RMD Second Quarter 2025 Earnings Press Release – January 30, 2025	Page 9 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended		Six Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
GAAP net income	$344,622	$208,800	$655,977	$428,222
Amortization of acquired intangibles—cost of sales (A)	7,634	8,257	15,304	17,164
Amortization of acquired intangibles—operating expenses (A)	11,047	11,577	22,451	24,056
Restructuring expenses (A)	—	64,228	—	64,228
Masks with magnets field safety notification expenses (A)	—	6,351	—	6,351
Astral field safety notification expenses (A)	—	—	—	7,911
Acquisition-related expenses (A)	—	—	—	483
Income tax effect on non-GAAP adjustments (A)	(4,962)	(21,868)	(10,033)	(29,886)

Non-GAAP net income (A)	$358,341	$277,345	$683,699	$518,529

GAAP diluted shares outstanding	147,481	147,545	147,520	147,572
GAAP diluted earnings per share	$2.34	$1.42	$4.45	$2.90
Non-GAAP diluted earnings per share (A)	$2.43	$1.88	$4.63	$3.51

(A)

ResMed adjusts for the impact of the amortization of acquired intangibles, restructuring expenses, field safety notification expenses, acquisition related expenses and associated tax effects from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

ResMed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. ResMed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. ResMed believes this information provides investors better insight when evaluating ResMed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD Second Quarter 2025 Earnings Press Release – January 30, 2025	Page 10 of 10

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in millions, except for per share amounts)

	Three Months Ended
	December 31, 2024 (A)	December 31, 2023 (A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$414.5	$371.3	12%
Masks and other	334.5	298.0	12

Total U.S., Canada and Latin America	$748.9	$669.3	12
Combined Europe, Asia, and other markets
Devices	$254.8	$234.7	9%	9%
Masks and other	121.8	113.9	7	7

Total Combined Europe, Asia and other markets	$376.6	$348.5	8	8
Global revenue
Total Devices	$669.3	$606.0	10%	11%
Total Masks and other	456.3	411.9	11	11

Total Sleep and Breathing Health	$1,125.6	$1,017.9	11	11
Residential Care Software	156.5	144.9	8	8

Total	$1,282.1	$1,162.8	10	10

	Six Months Ended
	December 31, 2024 (A)	December 31, 2023 (A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$799.0	$717.2	11%
Masks and other	657.3	590.5	11

Total U.S., Canada and Latin America	$1,456.3	$1,307.7	11
Combined Europe, Asia, and other markets
Devices	$496.1	$453.5	9%	9%
Masks and other	241.0	219.7	10	9

Total Combined Europe, Asia and other markets	$737.1	$673.2	9	9
Global revenue
Total Devices	$1,295.1	$1,170.7	11%	10%
Total Masks and other	898.2	810.2	11	11

Total Sleep and Breathing Health	$2,193.3	$1,980.9	11	11
Residential Care Software	313.3	284.2	10	10

Total	$2,506.6	$2,265.1	11	11

(A)	Totals and subtotals may not add due to rounding.
(B)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

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